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Exhibit 10.12

                                 US WATS, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT


     THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement"), is made as of the 13th day of December, 1999 by and between US WATS, INC., (a New York corporation), having offices at 3331 Street Road, 2 Greenwood Square, Suite 275, Bensalem, PA 19020 (the "Company"), Michael McAnulty (the "Optionee").
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Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

     WHEREAS, the Company maintains the 1999 US WATS, Inc. Stock Option (the "Plan") for the benefit of its eligible employees, consultants and directors; and

     WHEREAS, effective as of December 13, 1999, (the "Date of Grant") and subject to the terms and conditions of the Plan, the Board of Directors of the Company (the "Board") authorized the grant to the Optionee of an Option (the "Option") to purchase an aggregate of Fifty Thousand (50,000) shares of the authorized but unissued Common Stock (the "Option Shares"), conditioned upon the Optionee's acceptance thereof upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Company and the Optionee desire to reflect their agreement as to the Option and related matters.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that the Option granted to the Optionee pursuant to the Agreement shall be subject to the following terms and conditions:

     1. DATE OF GRANT. The effective date of grant of this Option is December 13, 1999.

     2. NATURE OF THE OPTION. This Option is a Nonqualified Stock Option subject to the terms and conditions of the Plan.

     3. EXERCISE PRICE. The exercise price is $1.5625, the Fair Market Value Per Share on the Date of Grant, for each share of the Common Stock subject to purchase hereunder, subject to adjustment in accordance with the Plan.

     4. EXERCISABILITY OF OPTION. This Option shall be exercisable during its term as follows:

         4.1 50,000 shares underlying this Option shall be exercisable (become vested) on the 30th day of the month following the first anniversary of the Date of Grant.

         4.2  This Option may not be exercised for a fraction of a share.

         4.3 After a portion of the Option becomes exercisable it shall remain exercisable except as otherwise provided herein, until the close of business on the fifth (5th) anniversary of the Date of Grant.

     5.  METHOD OF EXERCISE.

         5.1 NOTICE TO THE COMPANY. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment of the exercise price as hereinafter provided for the number of Option Shares specified in the notice.

         5.2 DELIVERY OF OPTION SHARES. The Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.

         5.3  PAYMENT OF PURCHASE PRICE.

              5.3.1 CASH PAYMENT. The Optionee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.
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              5.3.2  CASHLESS PAYMENT.  At the election of the Optionee, the purchase price for any of all of the Option Shares to be acquired may be paid by: (i) surrender of shares of Common Stock of the Company held by or for the account of the Optionee with a Fair Market Value Per Share equal to the purchase price multiplied by the number of Option Shares to be purchased, or (ii) the surrender of any exercisable but unexercised portion of the Option having an Option Spread (as defined below) equal to the purchase price multiplied by the number of Option Shares to be purchased. The "Option Spread" of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total fair market value of the shares of Common Stock underlying the surrendered portion of the Option over the total purchase price of such shares of Common Stock underlying the surrendered portion of the Option.

         5.4 PAYMENT PRICE OF WITHHOLDING TAX. Any required withholding tax may be paid in cash or with Common Stock in accordance with Section 5.3.1 and 5.3.2.

         5.5 EXCHANGE ACT COMPLIANCE. Notwithstanding the foregoing, the Company shall have the right to reject the payment in the form of Common Stock if in the reasonable opinion of counsel for the Company (i) it could result in an event of "recapture" under Section 16(b) of the Securities Exchange Act of 1934; and (ii) such shares of Common Stock may not be sold or transferred to the Company.

         5.6 RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law of regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6. OPTIONEE'S REPRESENTATIONS AND ACKNOWLEDGEMENTS. The Optionee hereby represents and warrants to the Company that:

         6.1 INVESTMENT INTENT. The Optionee is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof.

         6.2 EXCHANGE ACT DOCUMENTS. The Optionee has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders.

         6.3 ACCESS TO INFORMATION. The Optionee has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense.

         6.4 PLAN DOCUMENTATION. The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that the Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions set forth in this Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

     7. WITHHOLDING TAX. Not later than the date as of which an amount first becomes includable in the gross income of the Optionee for federal income tax purposes with respect to the Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount, The obligations of the Company under the Plan and pursuant to this Agreement shall be conditioned on such payment or arrangements with the Company, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee from the Company.

     8.  TERMINATION OF STATUS AS AN EMPLOYEE.

         8.1 If the Optionee's employment by the Company terminates for any reason other than death, Disability, or termination by the Company for Cause (as defined in the Employment Agreement between the Company and the

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Optionee dated January 15, 2000 (the "Employment Agreement"), the Optionee may
exercise this Option to the extent that the Optionee was entitled to exercise this Option at the date of such termination for a period equal to the lesser of:
(i) thirty (30) days, or (ii) the remaining term of the Option, as specified in
Section 11.

         8.2 If the Optionee employment's by the Company terminates because of his death, Disability, or termination by the Company for Cause, then the subsequent exercisiability of the Option will be governed by the terms of the Plan; provided, however, that "Cause" will have the meaning defined in the Employment Agreement rather than the meaning defined in the Plan.

         8.3 Notwithstanding any other provision of this Agreement, if the Optionee's employment is terminated by the Company without Cause (as defined in the Employment Agreement) following a Change in Control, then any shares underlying this Option that are not already exercisable (i.e., vested) will become exercisable as of the date of such termination.

         8.4 If the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     10. EARLY DISPOSITION OF SHARES.  (intentionally omitted)

     11. TERM OF OPTION. This Option may not be exercised more than five years from the Date of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

     12. RESTRICTION ON TRANSFER OF OPTION SHARES. Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him or her without registration under the 1933 Act or, in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     13. MISCELLANEOUS.

         13.1 NOTICES. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid, to the Company at its principal executive office and to the Optionee at his or her address set forth above, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

         13.2 PLAN PARAMOUNT; CONFLICTS WITH PLAN. Except to the extent described in Section 2 hereof, this Agreement and the Option shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

         13.3 STOCKHOLDER RIGHTS. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

         13.4 WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

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         13.5  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreement and understandings. This Agreement may not be amended except by writing executed by the Optionee and the Company.

         13.6 BINDING EFFECT; SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.

         13.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without regard to choice-of-law provisions).

         13.8 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference and shall no in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                                                US WATS, INC.
                                                (a New York corporation)

                                                By:  David B. Hurwitz
                                                    ----------------------------
                                                Title:  President & CEO
                                                       -------------------------
                                                Date:
                                                    ----------------------------

ATTESTED BY:

By:
    ----------------------------
Title:
       -------------------------
(Corporate Seal)
                                                     Michael McAnulty
                                                    ----------------------------
                                                     Michael McAnulty, Optionee

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